Exhibit 7(a)

                            STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT dated as of 7/3/2000 (this "AGREEMENT") is by and between CENTURY LABORATORIES, INC, a DELAWARE Corporation ("CLI"), the BOARD of DIRECTORS of CLI who hereby give their unanimous consent to this agreement (the "BOARD"), and ROBERT BRYAN and/or ASSIGNS ("RGB"). CLI acknowledges and agrees that the terms and provisions of this AGREEMENT, including without limitation the shares of stock transferable hereunder, may be assigned.

CLI was incorporated in the state of DELAWARE on June 16, 1958. Its authorized capital consist of 10,000,000 shares of common stock, par value $.0l and 1,000,000 shares of Preferred stock par value $ 1.00. As of the effective date of this AGREEMENT, CLI has issued and outstanding 5,233,694 common shares (the "OUTSTANDING SHARES") (CLI agrees to the pre-closing retirement of 14 of the OUTSTANDING SHARES which will then result in 5,233,680 shares issued and outstanding and CLI further agrees to a post-closing 20 to 1 reverse stock split which will result in 500,000 issued and outstanding shares after the shares issued per clause 1 below). CLI has no shares of preferred stock outstanding and will have no outstanding options, warrants, rights or other contractual arrangements relating to the ability or requirement to issue any additional shares of common or preferred stock.

The boards of Directors of CLI and, RGB deem it advisable and in the best interests of the corporation and shareholders of the corporation that RGB acquire securities of CLI in accordance with the terms and conditions of this AGREEMENT.

1. STOCK PURCHASE. The BOARD signing this agreement give their unanimous consent for approval of this AGREEMENT under the corporate law of the state of DELAWARE, the Articles of Incorporation of CLI, and the By-laws of CLI. At the closing RGB and or assigns shall acquire 4,766,320 common shares (the "NEW SHARES") issued from the company's authorized but unissued shares. NEW SHARES are to be issued pursuant to section 4(2) of the Securities Act of 1933 or any available exemption from federal registration and Section 7309 (b((9) of the Delaware Securities Act exemption from registration in the state of DELAWARE.

2. CONSIDERATION. Consideration for the events outlined in paragraph (1) above shall be (a) two hundred thousand and no/l00 dollars ($200,000.00) for the 4,766,320 NEW SHARES of CLI, A $20,000 good faith non-refundable deposit shall be made upon signing of this document. This deposit shall be refundable if this transaction does not close due to an inability of CLI to meet the conditions of this contract. A consulting agreement will be entered into between CLI and Abbey Group, Inc. for consulting services in the amount of $200,000 at the closing of this transaction. All expenses including filings and preparation of agreements will be borne by RGB.

(b) items on the due diligence list (attached) shall be provided to RGB by CLI within 48 hours of signing this agreement. RGB shall have the right to cancel this contract without CLI having any recourse or claim to the balance of $180,000 if RGB's due diligence investigation is not satisfactory in RGB's opinion. In the event however, RGB cancels this contract due to unsatisfactory due diligence, the $20,000 good faith deposit shall be retained by CLI.

(c) On the Closing Date (as hereinafter defined) the Board of Directors of CLI will deliver:

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      (i)   authorized minutes of the board authorizing this transaction:
      (ii) all documentation necessary to reflect approval of a 20 to 1 post closing reverse split;
      (iii) the corporate records of CLI.
      (iv)  all documentation to reflect pre closing retirement of 14 shares.
      (v) all documentation to reflect payment of all existing corporate debts and liabilities.
      (vi) a proxy from Ed Mendlinger to vote his 244,486 pre split shares or post-split equivalent for the following shareholder votes by written consent:

            a)    20 to 1 reverse split
            b) authorization to change capital structure to 65,000,000 common shares par value $.001 and 10,000,000 preferred shares par value $.001.
            c)    issuance of 40,000 additional shares post split.

(X) all documentation to reflect resignations of all existing management (officers and directors ) and appointment of new management per clause 12.

(Xii) Certificate of good standing from the State of Delaware.

(d) The CLI SHARES shall be issued in certificates in form and substance satisfactory to RGB.

3. CLOSING DATE: PLACE OF CLOSING; The CLOSING DATE shall be ____/____/2000.

The CL0SING DATE Can be changed by mutual agreement but in no event shall the CLOSING DATE extend beyond 20 days from the date of signing this agreement. PLACE OF CLOSING shall be the offices ARTFIELD INVESTMENTS 15301 Ventura Blvd. #300, Sherman Oaks, CA 91403,

4. DELIVERY OF CLI SHARES, On or before the CLOSING DATE, CLI will have ready for delivery certificates representing the CLI SHARES duly endorsed, together with appropriate stock powers, so as to make RGB and or assigns the sole owners thereof, free and clear of all liens, claims, and encumbrances. Delivery to be made at such place as to be determined by parties.

5. REPRESENTATIONS OF CLI:

      (a) As of the CLOSING DATE, the 4,788,320 Shares of CLI common stock to be delivered to RGB will constitute duly and validly issued shares of CLI, and are fully paid and nonassesable, and will be legally equivalent in all respects to the common stock issued and outstanding as of the date thereof.

      (b) The Officers of CLI have the power and the authority to execute this Agreement and to perform the obligations contemplated hereby:

      (c) on the CLOSING DATE or such other date as agreed, management of CLI will deliver to RGB Audited Financial statements as of 5/31/00 of CLI (the "Year End Financial Statements") and as of 6/30/00 (unaudited) (the "Interim Financial Statements" and the statement of income (loss), stockholders' equity and changes in financial condition for the periods then

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ended as filed on forms 10KSB and 10Q with the U.S. Securities and Exchange
Commission All statements shall be done to GAAP standards.

      (d) From and after the date hereof there will not have been and prior to the CLOSING DATE there will not be any material adverse changes in the financial position of CLI as set forth in the Financial Statements except changes arising in the ordinary course of business:

      (e) CLI is not and as of the CLOSING DATE will not be involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding not reflected in the Financial Statements or otherwise disclosed in writing to DBI and to the knowledge of the Shareholders no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against CLI:

      (f) As of the CLOSING DATE, CLI will be in good standing as a DELAWARE corporation;

      (g) The authorized capital stock of CLI consists of 10,000,000 shares of common stock, par value $.01 and 1,000,000 shares of preferred stock par value $1.00. As of the CLOSING CLI will have issued and outstanding 10,000,000 common shares. CLI has no shares of preferred stock outstanding. No shares have otherwise been registered under state or federal securities laws. As of the CLOSING DATE, all of the issued and outstanding shares of common stock of CLI are validly issued, fully paid and non-assessable and they are not and as of the CLOSING DATE there will not be outstanding any other warrants, options or other agreements on the part of CLI obligating CLI to issue any additional shares of common or preferred stock or any of its securities of any kind;

      (h) CLI's representations that:

            (i) All requisite corporate and other authorizations for the execution of the agreement and performance thereof have been obtained.

            (ii) Except as otherwise disclosed there is no pending threatened litigation or other legal actions, proceedings or investigations.

            (iii) The authorized capital of the stock is as set forth in this Agreement, and all outstanding shares are duly authorized, validly issued and fully paid.

            (iv) The Company has complied with all filing requirements for the Securities and Exchange Commission.

            (v) That all prior actions of the corporation in connection with filings, have conformed to applicable state and federal law.

      (h) Neither the execution and delivery of the AGREEMENT nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of CLI; will violate, conflict with or result in the breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which CLI is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or

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encumbrance upon the properties or assets of CLI, will violate any judgment, order, injunction, decree or award against or binding upon CLI or upon its securities, property or business:

      (i) CLI is registered under Section 12(g) of the 1934 Act and is currently trading on the NQB PINK SHEETS under the symbol at CNLB.

      (6) CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CLI: All obligations of CLI and CLI BOARD OF DIRECTORS; under this agreement are subject to the fulfillment prior to or as of the closing date, of each of the following conditions:

      (a) The representations and warranties by RGB contained in this agreement or in any certificate or document delivered to CLI pursuant to the provisions hereof shall be true and at the time of closing as though such representation and warranties were made at and as of such time.

      (b) RGB shall have performed and complied with all covenants, agreements. and conditions required by this agreement to be performed or complied with by it prior to or at closing;

      (c) Except as referred to herein, RGB knows of (a) no actions suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting RGB;

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RGB: All obligations of RGB under this agreement are subject to the fulfillment prior to or as of the closing date, of each of the following conditions

      (a) The representation and warranties by CLI contained in this agreement or in any certificate or document delivered to RGB pursuant to the provisions hereof shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time.

      (b) CLI and CLI BOARD OF DIRECTORS shall have performed and complied with all covenants, agreements, and conditions required by this agreement to be performed or complied with by it prior to or at closing.

      (c) CLI shall have delivered to RGB evidence to the effect that:

            (i) CLI is a corporation duly organized, validly existing and in good standing under the laws of the state of DELAWARE;

            (ii) CLI has the corporate power to carry on its business as now being conducted;

            (iii) This Agreement has been duly authorized, executed and delivered by CLI and is a valid and binding obligation of CLI and enforceable in accordance with its terms;

            (iv) CLI through its Board of Directors has taken all corporate action necessary to authorize the execution, delivery and performance of this agreement; and all

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corporate action necessary to be in compliance with the statutory requirements of the state of DELAWARE.

            (v) The documents executed and delivered to RGB hereunder are valid and binding in accordance with the terms and vest in RGB all right title and interest in and to the stock of CLI and said stock when issued shall be validly issued, fully paid and non-assessable.

            (vi) Except as referred to herein, CLI knows of (a) no actions suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting CLI: and (b) no unsatisfied judgments against CLI:

      (D) CLI shall have cancelled any and all outstanding warrants and options.

8. PROHIBITED ACTS. CLI agrees not to do any of the following acts prior to the CLOSING DATE, and the CLI BOARD OF DIRECTORS agree that prior to the CLOSING DATE they will not request or permit CLI to do any of the following acts;

      (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock; or
      (b) Issue any stock or other securities, including any rights or options to purchase or otherwise acquire any of its stock, and shall not issue any notes or any other evidences of indebtedness.

9. INDEMNIFICATION: Within the period in paragraph 11 herein and in accordance with the terms of that paragraph, each party to this agreement, shall indemnify and hold harmless each other party all times after the date of this agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from misrepresentations, breach of covenant of warranty or nonfulfillment of any agreement on the part of such party under this agreement or from any misrepresentations in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this agreement the defaulting party shall reimburse the other party or parties on demand for any payment made by said parties at any time after the closing, in respect of any liabilities or claim to which the foregoing indemnity relates.

10. NATURE AND SURVIVAL OF REPRESENTATIONS: All representations, warranties an covenants made by any party in this agreement shall survive the closing hereunder for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance solely on the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

11. RESIGNATIONS AND APPOINTMENT OF OFFICERS AND DIRECTORS.

    (a) Upon the closing date the officers and directors of CLI shall become:

     DIRECTORS            (1) ROBERT BRYAN

     PRESIDENT:           ROBERT BRYAN

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     VICE  PRESIDENT:     ROBERT BRYAN
     SECRETARY:           ROBERT BRYAN
     TREASURER:           ROBERT BRYAN

12. NOTICES: Any notices which any of the parties hereto may desire to serve upon any of the parties hereto shall be in writing and shall be conclusively deemed to have been received by the parties at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If to current CLI management or the CLI BOARD OF DIRECTORS:

EDWIN MENDLINGER, President
160 East 55th St, # 12F
NY, NY 10021

If  to  RGB:

ROBERT  BRYAN
P.O.  Box  3586
Santa  Rosa,  CA  95402

13. POST CLOSING COVENANTS. a) RGB's counsel's shall prepare and file Form 8-K with the SEC concerning the change of control transaction with the approval of the present Board. b) Upon closing current management shall be issued 250,000 post split common shares under Section 4 (2).

14. POST CLOSING COVENANTS: a) RGB's counsel's shall prepare and file Form 8-K with the SEC concerning the change of control transaction with the approval of the present Board. b) Upon closing current management shall be issued 250,000 post split common shares under Section 4 (2).

15. SUCCESSORS This agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of parties.

16. CHOICE OF LAW This AGREEMENT shall be construed and enforced in accordance with the laws of the State of DELAWARE.

17. COUNTERPARTS. This AGREEMENT may be signed in one or more counterparts all of which taken together shall constitute an entire agreement.

18. MISCELLANEOUS:

      (a) Further Assurance: At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this agreement.

      (b) Waiver: Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

      (c) Time: Time is of the essence.

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      (d) Severability: If any part of this agreement is deemed to be unenforceable, the balance of the agreement shall remain in full force and effect.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS agreement as of the date first above written.

CENTURY  LABORATORIES,  INC.
a  DELAWARE  Corporation.


By:/s/
   -----------------------------
   EDWIN  MENDLINGER,  PRESIDENT


By:/s/
   -----------------------------
   LOUIS  BIRNER,  SECRETARY


By:
   -----------------------------
   ED  MENDLINGER,  DIRECTOR


By:/s/
   -----------------------------
   LOUIS  BIRNER,  DIRECTOR


RGB

By:
   -----------------------------
   ROBERT  BRYAN